EXHIBIT 10.10

EMPLOYEE

PHANTOM STOCK UNIT AGREEMENT

THIS PHANTOM STOCK UNIT AGREEMENT (the "Agreement"), dated as of the 10th day of August 2010, by and between Arden-Mayfair, Inc., a Delaware corporation (the "Company"), and Laura Neumann (the "Unit Holder"), is made with reference to the following facts:

A.           The Company is a wholly owned subsidiary of Arden Group, Inc., a Delaware corporation (“Arden Group”).

B.           The Company is desirous of providing additional incentives to the Unit Holder in rendering services as an employee of the Company and, in order to accomplish this result, has determined to grant the Unit Holder phantom stock units (based on the Class A Common Stock of Arden Group) representing the right to receive a cash payment on the terms and conditions set forth herein.

C.           The Unit Holder is desirous of accepting said right on the terms and conditions set forth herein.

NOW, THEREFORE, it is agreed as follows:

1.           Grant

(a)           Subject to the terms and conditions set forth herein, the Company hereby grants to the Unit Holder Three Thousand Five Hundred (3,500) Units exercisable from time to time in accordance with the provisions of this Agreement during a period commencing on the date hereof and expiring at the close of business on August 10, 2017 (the "Expiration Date"). Each Unit hereunder represents the right to receive an amount equal to the excess of (i) the fair market value (determined in accordance with Paragraph 1(b) below) of one share of the Class A Common Stock, $.25 par value per share, of Arden Group (the "Class A Common Stock") based on the date upon which the Unit Holder exercises such Unit (the “Exercise Date Price”) over (ii) $95.22 (the "Base Price"), representing the fair market value of one share of the Class A Common Stock on the effective date hereof determined on the basis of the closing sales price of the Class A Common Stock on the effective date hereof as reported by the NASDAQ Global Market.

(b)           The Exercise Date Price shall be determined as follows: (i) if the Class A Common Stock is then listed on a national securities exchange, the average of the closing sales prices of the Class A Common Stock for the twenty Trading Days (as defined below) preceding the date of exercise of such Units (the “Determination Date”) on the principal securities exchange on which such stock is then listed, and, if there is no reported sale on any Trading Day within such twenty day period, such Trading Day shall be counted for purposes of determining such twenty day period but shall be disregarded for purposes of determining such average, or (ii) if the Class A Common Stock is then publicly traded in the over-the-counter market, the average of the closing sales prices of the Class A Common Stock in the over-the-counter market for the twenty Trading Days preceding the Determination Date and, if there is no reported sales on any Trading Day within such twenty day period, such Trading Day shall be counted for purposes of determining such twenty day period but shall be disregarded for purposes of determining such average, or (iii) if the Class A Common Stock is not then separately quoted or publicly traded, the fair market value on the Determination Date, as determined by the Board of Directors of Arden Group (the "Board").  For purposes hereof, “Trading Day” shall mean any day upon which the principal national securities exchange or over-the-counter market upon which the Class A Common Stock is then traded is open for the trading of securities.

2.           Exercise of Units

(a)           The Unit Holder may elect to be paid for any then vested Units by timely delivering or mailing to the Company (in accordance with Paragraph 10 below), Attention: Chief Executive Officer and Secretary (or Assistant Secretary), a notice of exercise, in the form prescribed by the Company, stating therein that the Unit Holder has elected to exercise his or her vested Units and specifying therein the date of this Agreement and the number of vested Units for which he or she is electing to be paid.  The exercise of any Units shall not be deemed effective unless and until the Unit Holder has complied with all of the provisions of this Paragraph 2(a).  Upon an effective exercise of any one or more vested Units, the Company shall thereafter pay the Unit Holder in complete satisfaction of each vested Unit with respect to which such right and option has been exercised an amount equal to: (i) the Exercise Date Price minus (ii) the Base Price.  Such payment shall be made to the Unit Holder within thirty (30) days after the exercise of such right and option.

(b)           No Units shall vest or become exercisable during the first, second or third year from the date of grant hereof; thereafter Units shall vest and become exercisable in installments as to (i) twenty-five percent (25%) of the total number of Units subject to this Agreement on August 10, 2013, (ii) an additional twenty-five percent (25%) of the total number of Units subject to this Agreement on August 10, 2014, (iii) an additional twenty-five percent (25%) of the total number of Units subject to this Agreement on August 10, 2015, and (iv) the remaining twenty-five percent (25%) of the total number of Units subject to this Agreement on August 10, 2016.

(c)           In connection with the exercise of any one or more Units and as a condition to delivery of any payment to which the Unit Holder is entitled upon such exercise, the Company may withhold from such payment an amount sufficient to satisfy all current or estimated future federal, state and local withholding tax requirements and federal social security or other taxes or other tax requirements relating thereto.

3.           Termination.  All unexercised Units shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

(a)           the Expiration Date; or

(b)           The date of termination of the Unit Holder's employment with the Company and its parent and subsidiary corporations; or

(c)           Any of the events as described in Paragraph 7 below.

Nothing contained in this Agreement shall obligate the Company or any of its parent or subsidiary corporations to continue to employ or engage the services of the Unit Holder as an employee of the Company or in any other capacity with the Company or any of its parent or subsidiary corporations, nor confer upon the Unit Holder any right to continue in the employ or in any other capacity with the Company or any of its parent or subsidiary corporations, nor limit in any way the right of the Company or its parent or subsidiary corporations to amend, modify or terminate at any time the Unit Holder's compensation or employment agreement, if any, with the Company or any of its parent or subsidiary corporations.

4.           Payment Upon Death.  Upon the termination of the employment of the Unit Holder due to the death of the Unit Holder while employed by the Company (or its parent or subsidiary corporations), (a) the Company shall pay the legal representative of the estate of the deceased Unit Holder or the person or persons who acquire the right to receive payment for a Unit by bequest or inheritance or reason of the death of the Unit Holder (hereinafter, "Successor(s)"), in complete satisfaction of all fully vested and unexercised Units held by the Unit Holder on the date of such termination of his or her employment, an amount determined in the manner set forth in Paragraph 2 above as if the Unit Holder had exercised the right and option to be paid for all then fully vested and unexercised Units held by the Unit Holder on the date of such termination of his or her employment, and (b) all other Units held by the Unit Holder on the date of such termination of his or her employment shall terminate and shall become null and void.  Such payment shall be made by the Company to the Successor(s) within thirty (30) days after the date of such termination of employment.

5.           Non-Assignability.  The Unit Holder shall not transfer, assign, pledge or hypothecate in any manner this Agreement or any of the rights and privileges granted hereby other than by will or by the laws of descent and distribution.  Units are exercisable during the Unit Holder's lifetime only by the Unit Holder.  Upon any attempt by the Unit Holder to transfer this Agreement or any right or privilege granted hereby (including without limitation any Units) other than by will or by the laws of descent and distribution and contrary to the provisions hereof, this Agreement and said rights and privileges shall immediately become null and void.

6.           Anti-Dilution.  In the event that the shares of Class A Common Stock subject to this Agreement shall be changed into or exchanged for a different number or kind of shares of stock or other securities of Arden Group or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise) or if the number of such shares of Class A Common Stock shall be increased solely through the payment of a stock dividend, then there shall be made an appropriate adjustment (a) in the number of Units then covered hereby, (b) to the Base Price and/or (c) to the other terms as may be necessary to reflect the foregoing events.  There may also be made similar adjustments as described in (a)-(c) of the previous sentence in the event of any distribution of assets to stockholders of Arden Group other than a dividend payable in cash or property (other than stock).  Any determinations or interpretations under this Section shall be made by the Board, whose determination shall be final, binding and conclusive.  In the event there shall be any other change in the number or kind of the outstanding shares of stock of Arden Group subject to this Agreement, then if the Board, in its sole discretion, determines that such change equitably requires an adjustment in this Agreement, such adjustments shall be made in accordance with such determination, and the Board’s determination of the nature and amount of such adjustment, if any, shall be final, binding and conclusive.

7.           Termination upon Merger.  In the event that Arden Group merges with or into any other corporation, consolidates with any other corporation, or sells substantially all of its assets and business to another corporation and, in any such case, stockholders of Arden Group immediately prior to the consummation of the transaction own less than fifty percent (50%) of the outstanding voting securities of the surviving or acquiring corporation immediately after consummation of the transaction, then (a) the Unit Holder shall be paid the amount provided in Paragraph 2 above for all then fully vested and unexercised Units then held by him or her in the manner provided in said Paragraph 2 as if such Unit Holder had exercised his or her right and option to be paid for all of such then fully vested Units immediately prior to the effectiveness of such merger or consolidation, consummation of such sale or the occurrence of the Class A Common Stock no longer being listed on a national securities exchange or publicly traded in the over-the-counter market and (b) all of the Units shall automatically and without notice terminate and become null and void upon such effectiveness, consummation or occurrence.

8.           Rights Unfunded.  The Unit Holder understands that the rights provided for hereunder are unfunded and the Company has not made, and has no obligation to make, any provision with respect to segregating assets of the Company for payment of any benefits hereunder.  The Unit Holder further understands that he or she has no interest in any particular asset of the Company by reason of this Agreement but only the rights of a general unsecured creditor with respect to his or her rights under this Agreement.

9.           No Rights as a Stockholder.  Neither the Unit Holder nor any other person legally entitled to exercise any Units hereunder shall have any voting or other rights of a stockholder by virtue of the grant, vesting or exercise of a Unit.

10.         Notices.  Whenever under this Agreement notice is required to be given in writing, it shall be deemed to have been duly given upon personal delivery or upon receipt by the Company by fax (telecopy), one business day following deposit with a nationally recognized air courier guaranteeing overnight delivery, or three business days after deposit in the United States mail if mailed by registered or certified mail, postage prepaid, to the Company at the address set forth below or to the Unit Holder at the address set forth on the last page hereof (or to such other address as either party shall have indicated to the other party by notice in accordance with this Paragraph):

Company:	Arden-Mayfair, Inc.
2020 South Central Avenue
Compton, California 90220
Attention: Chief Executive Officer and
Secretary or Assistant Secretary

For purposes hereof, a "business day" is any day other than a Saturday, Sunday or a holiday in the State of California.

11.           Benefit.  Except as otherwise specifically provided herein, this Agreement shall be binding upon and shall operate for the benefit of the Company and the Unit Holder and his or her successors.

12.           Governing Law.  This Agreement and any rights and obligations arising hereunder shall be governed and construed in accordance with the laws of the State of California.

13.           Entire Agreement.  This Agreement represents the entire agreement between the parties hereto regarding Units based on the Class A Common Stock and supersedes any and all prior or contemporaneous written or oral agreements or discussions between the parties and any other person or legal entity concerning the specific transactions contemplated herein.  Except as otherwise expressly provided herein, this Agreement cannot be amended or modified except by a written instrument executed by the parties hereto.

14.           Construction.  The headings of the Paragraphs are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  If any of the provisions of this Agreement shall be unlawful, void or for any reason unenforceable, they shall be deemed separable from, and shall in no way affect the validity or enforceability of, the remaining provisions of this Agreement.

15.           Further Acts.  The parties hereto agree to execute and deliver such further instruments as may be reasonably necessary to carry out the intent of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ARDEN-MAYFAIR, INC.	UNIT HOLDER:

By:
Laura Neumann Address for Notice: c/o Arden Group, Inc. 2020 S. Central Ave. Compton, California 90220

The undersigned, the spouse of the Unit Holder, does hereby agree to be bound by the terms of the foregoing Phantom Stock Unit Agreement.

Date:	_________________, ___	__________________